Exhibit 10.1
AMENDMENT NO. 2006-1 TO
OMNIBUS AGREEMENT
          This AMENDMENT NO. 2006-1, dated as of February 14, 2006 and effective January 1, 2006 (this “Amendment”), to the Omnibus Agreement, dated as of February 8, 2002, (the “Omnibus Agreement”) is adopted, executed and agreed to by Sunoco, Inc., Sunoco, Inc. (R&M), Sun Pipe Line Company of Delaware, Atlantic Petroleum Corporation, Sun Pipe Line Company, Sun Pipe Line Delaware (Out) LLC, Sunoco Logistics Partners L.P., Sunoco Logistics Partners Operations L.P., and Sunoco Partners LLC (each a “Party” and, collectively, the “Parties”).
Recitals
          WHEREAS, except as otherwise provided herein, capitalized terms used herein have the meanings assigned to them in the Omnibus Agreement; and
          WHEREAS, the Parties desire to amend the Omnibus Agreement to provide for the payment of a one-year fixed Administrative Fee for the 2006 calendar year.
          NOW, THEREFORE, in consideration of the premises, and each intending to be legally bound, the Parties do hereby agree as follows:
          SECTION 1. Amendment to Section 4.1. Section 4.1 of the Omnibus Agreement is amended to add a new subsection (d), as follows:
“(d) Effective January 1, 2006, and for a period of one year thereafter, the Administrative Fee paid by the Partnership to the General Partner will be Seven Million Six Hundred Thousand Sixty-Eight Dollars ($7,668,000) per year. This Administrative Fee for the 2006 calendar year will be a fixed fee, and will not be subject to any increase by Sunoco, whether to reflect changes in the Consumer Price Index, or otherwise; provided, however, that the General Partner, with the approval and consent of its Conflicts Committee, may agree on behalf of the Partnership to increase such Administrative Fee in connection with expansions of the operations of the Partnership Group through the acquisition or construction of new assets or businesses.”
          SECTION 2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.
          SECTION 3. Counterparts. This Amendment may be executed in any number of counterparts and by the different Members in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
[COUNTERPART SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

SUNOCO, INC.

By:	/s/ THOMAS W. HOFMANN

Name: Thomas W. Hofmann
Title: Senior Vice President & Chief Financial Officer

SUNOCO, INC. (R&M)

By:	/s/ THOMAS W. HOFMANN

Name: Thomas W. Hofmann
Title: Senior Vice President & Chief Financial Officer

ATLANTIC PETROLEUM CORPORATION

By:	/s/ GEORGE J. SZILIER

Name: George J. Szilier
Title	: President

SUN PIPE LINE COMPANY OF DELAWARE

By:	/s/ DAVID A. JUSTIN

Name: David A. Justin
Title: President

SUN PIPE LINE COMPANY

By:	/s/ DEBORAH M. FRETZ

Name: Deborah M. Fretz
Title: President

SUNOCO PARTNERS LLC

By:	/s/ DEBORAH M. FRETZ

Name: Deborah M. Fretz
Title: President and Chief Executive Officer

SUNOCO LOGISTICS PARTNERS L.P.

By:	SUNOCO PARTNERS LLC,
its General Partner
	By:	/s/ DEBORAH M. FRETZ

Name: Deborah M. Fretz
Title: President and Chief Executive Officer

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

By:	SUNOCO PARTNERS LLC,
its General Partner
	By:	/s/ DEBORAH M. FRETZ

Name: Deborah M. Fretz
Title: President and Chief Executive Officer

SUN PIPE LINE DELAWARE (OUT) LLC
(as successor to Sun Pipe Line Services (Out) LLC)

By:	/s/ DEBORAH M. FRETZ

Name: Deborah M. Fretz
Title: President

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